UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BALLARD POWER SYSTEMS INC.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada	3620	Not Applicable
(Province or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number, if applicable)

9000 Glenlyon Parkway, Burnaby, British Columbia V5J 5J8

(604) 454-0900

(Address and telephone number of Registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

(302) 7328-6680

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Kate Igbalode Ballard Power Systems Inc. 9000 Glenlyon Parkway Burnaby, British Columbia Canada V5J 5J8 (604) 454-0900	Daniel M. Miller Dorsey & Whitney LLP 1095 West Pender Street, Suite 855 Vancouver, British Columbia Canada V6E 2M6 (604) 630-5199

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after the effective date of this Registration Statement.

Province of British Columbia, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A. ☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B. ☒	at some future date (check the appropriate box below)

1. ☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).

2. ☐

pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (__).

3. ☒

pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4. ☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

This short form base shelf prospectus has been filed under legislation in each of the provinces and territories of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities, except where an exemption from such delivery requirements is available. This short form base shelf prospectus is filed in reliance on an exemption from the preliminary base shelf prospectus requirement for a well-known seasoned issuer.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar regulatory authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary at 9000 Glenlyon Parkway, Burnaby, British Columbia, Canada V5J 5J8 or by calling the Investor Relations Department at 604-454-0900, and are also available electronically at www.sedarplus.ca.

SHORT FORM BASE SHELF PROSPECTUS

New Issue and/or Secondary Offering	June 11, 2025

BALLARD POWER SYSTEMS INC.

Common Shares

Preferred Shares

Warrants

Debt Securities

Units

Ballard Power Systems Inc. (“Ballard”, the “Company”, “we” or “us”) may offer and issue from time to time common shares of the Company (“Common Shares”), preferred shares of the Company (“Preferred Shares”), warrants to purchase Common Shares (“Warrants”), debt securities (“Debt Securities”) and units (“Units”) comprised of one or more of any of the other securities that are described in this Prospectus, or any combination of such securities (all of the foregoing collectively, the “Securities” and individually, a “Security”) at offering prices, as the case may be, denominated in U.S. dollars, Canadian dollars or any other currencies, in one or more transactions during the 25-month period that this short form base shelf prospectus (this “Prospectus”), including any amendments hereto, remains effective. Securities may be offered in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in one or more accompanying prospectus supplements (collectively or individually, as the case may be, a “Prospectus Supplement”).

(i)

As of the date hereof, the Company has determined that it qualifies as a “well-known seasoned issuer” under the WKSI Blanket Orders (as defined below). All information required to be included in a short form prospectus but permitted under applicable securities laws, including as permitted under the WKSI Blanket Orders, to be omitted from this Prospectus will be contained, as required, in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, except where an exemption from such delivery requirements is available. See “Well-Known Seasoned Issuer”. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of applicable securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains. You should read this Prospectus and any applicable Prospectus Supplement carefully before you invest in any Securities offered pursuant to this Prospectus.

The outstanding Common Shares are listed and posted for trading on the Toronto Stock Exchange (“TSX”) and on the Nasdaq Global Market (“NASDAQ”) under the symbol “BLDP”. The closing price of the Common Shares on the TSX and NASDAQ on June 10, 2025 was CDN$2.28 and US$1.67, respectively. See “Price Range and Trading Volumes”. Unless otherwise specified in the applicable Prospectus Supplement, Securities other than Common Shares will not be listed on any securities exchange. There is no market through which the Securities, other than the Common Shares, may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus and any applicable Prospectus Supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. See “Risk Factors”. The offering of Securities hereunder is subject to approval of certain legal matters on behalf of the Company by Stikeman Elliott LLP, with respect to Canadian legal matters, and by Dorsey & Whitney LLP, with respect to U.S. legal matters.

Investing in the Securities involves significant risks. Investors should carefully read the “Risk Factors” section in this Prospectus beginning on page 11, in the documents incorporated by reference herein, and in the applicable Prospectus Supplement.

This offering is made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States and Canada (“MJDS”), to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements included or incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and may not be comparable to financial statements of United States companies. Our financial statements are subject to audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and our auditor is subject to both Canadian auditor independence standards and the auditor independence standards of the PCAOB and the United States Securities and Exchange Commission (“SEC”).

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that we are incorporated or organized under the laws of a foreign country, that some or all of our officers and directors may be residents of a foreign country, that some or all of the underwriters or experts named in this Prospectus or any Prospectus Supplement may by residents of a foreign country and that all or a substantial portion of the assets of the Company and said persons may be located outside the United States.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES COMMISSION OF ANY STATE OF THE UNITED STATES OR ANY CANADIAN SECURITIES REGULATOR APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

(ii)

The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable: (i) in the case of Common Shares, the number of shares offered, the offering price, the currency, dividend rate, if any, and any other terms specific to the Common Shares being offered; (ii) in the case of Preferred Shares, the designation of the particular class and, if applicable, series, the number of shares offered, the offering price, the currency, dividend rate, if any, and any other terms specific to the Preferred Shares being offered; (iii) in the case of Warrants, the designation, number and terms of the Common Shares issuable upon exercise of the Warrants, the offering price, the currency, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, and any other terms specific to the Warrants being offered; (iv) in the case of Debt Securities, the designation of the Debt Securities, any limit on the aggregate principal amount of the Debt Securities, the maturity date, whether payment on the Debt Securities will be senior or subordinated to the Company’s other liabilities and obligations, whether the Debt Securities will be secured by any of the Company’s assets or guaranteed by any other person and any other terms specific to the Debt Securities being offered, whether the Debt Securities will bear interest, the interest rate or method of determining the interest rates, any conversion or exchange rates attached to the Debt Securities, whether the Company may redeem the Debt Securities at its option and any other specific terms; and (v) in the case of Units, the designation and number of Securities comprising the Units, the offering price, the currency and any other terms specific to the Units being offered. A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters set forth in this Prospectus. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.

Investors should be aware that the acquisition, holding or disposition of the Securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States and Canada may not be described fully herein or in any applicable Prospectus Supplement. You should read the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities and consult your own tax advisor with respect to your own particular circumstances.

No underwriter has been involved in the preparation of this Prospectus nor has any underwriter performed any review of the contents of this Prospectus. The Company may sell the Securities to or through underwriters or dealers purchasing as principals and may also sell the Securities to one or more purchasers directly subject to obtaining any required exemptive relief or through agents. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, if any, engaged by the Company in connection with the offering and sale of Securities and will set forth the terms of the offering of such Securities, the method of distribution of such Securities including, to the extent applicable, the proceeds to us, and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution. Securities may be sold from time to time in one or more transactions at a fixed price or fixed prices, or at non-fixed prices. If offered on a non-fixed price basis, Securities may be offered at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers at the time of sale, which prices may vary between purchasers and during the period of distribution. If Securities are offered on a non-fixed price basis, the underwriters’, dealers’ or agents’ compensation will be increased or decreased by the amount by which the aggregate price paid for Securities by the purchasers exceeds or is less than the gross proceeds paid by the underwriters, dealers or agents to us. See “Plan of Distribution”.

This Prospectus constitutes a public offering of Securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the Securities. The Company may offer and sell Securities to, or through, underwriters and also may offer and sell certain Securities directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws. A Prospectus Supplement relating to each issue of Securities offered thereby will set forth the names of any underwriters or agents involved in the offering and sale of the Securities and will set forth the terms of the offering of the

(iii)

Securities, the method of distribution of the Securities including, to the extent applicable, the proceeds to the Company and any fees, discounts, concessions or any other compensation payable to the underwriters, dealers, or agents, and any other material terms of the plan of distribution.

This Prospectus may qualify an “at-the-market distribution” (as defined in National Instrument 44-102 – Shelf Distributions (“NI 44-102”)). In connection with any offering of the Securities other than an at-the-market distribution, unless otherwise specified in a Prospectus Supplement and subject to applicable law, the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. No underwriter or dealer involved in an at-the-market distribution under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities sold in the at-the-market distribution. See “Plan of Distribution”.

The financial information of the Company contained in the documents incorporated by reference herein are presented in United States dollars. References in this Prospectus to “$” and “US$” are to United States dollars. Canadian dollars are indicated by the symbol “CDN$”.

The Company’s registered office is located at Suite 1700, Park Place, 666 Burrard Street, Vancouver, British Columbia, Canada V6C 2X8 and the Company’s principal executive and head office is located at 9000 Glenlyon Parkway, Burnaby, British Columbia, Canada V5J 5J8.

WHERE YOU CAN FIND MORE INFORMATION

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in each of the provinces and territories of Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary at 9000 Glenlyon Parkway, Burnaby, British Columbia, Canada V5J 5J8, or by telephone at 604-454-0900, and are also available electronically at www.sedarplus.ca.

The Company is subject to the information requirements of the United States Securities Exchange Act of 1934 (the “U.S. Exchange Act”), as amended, and in accordance therewith files reports and other information with the SEC. Under MJDS, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. Prospective investors may read any document the Company files with or furnishes to the SEC at the SEC’s public reference room at Room 1580, 100 F Street, N.E., Washington, D.C., 20549. Copies of the same documents may also be obtained from the public reference room of the SEC by paying a fee. Please call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information on the public reference room. The Company’s filings are also electronically available from the SEC’s Electronic Document Gathering and Retrieval System, which is commonly known by the acronym EDGAR and which may be accessed at www.sec.gov, as well as from commercial document retrieval services.

(iv)

GENERAL MATTERS

In this Prospectus, “Ballard”, the “Company”, “we”, “us” and “our” refers, collectively, to Ballard Power Systems Inc. and our wholly owned subsidiaries, unless the context requires otherwise.

ABOUT THIS PROSPECTUS

We are a British Columbia company that is a reporting issuer under Canadian securities laws in each of the provinces and territories of Canada. In addition, our Common Shares are registered under Section 12(b) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Common Shares are traded in Canada on the TSX and in the United States on NASDAQ under the symbol “BLDP”.

This Prospectus is a base shelf prospectus that:

•

we have filed with the securities commissions in each of the provinces and territories of Canada in order to qualify the offering of the Securities described in this Prospectus in accordance with NI 44-102; and

•	forms part of a registration statement on Form F-10 (the “Registration Statement”) that we have or will file with the SEC under the United States Securities Act of 1933, as amended, under MJDS.

This Prospectus provides you with a general description of the Securities that we may offer. Each time we sell Securities under this Prospectus we will provide a Prospectus Supplement that will contain specific information about the terms of that specific offering. The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in the Prospectus Supplement.

You should rely only on the information contained in or incorporated by reference into this Prospectus and in any applicable Prospectus Supplement. The Company has not authorized anyone to provide you with different information. The Company is not making any offer of these Securities in any jurisdiction where the offer is not permitted by law.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar regulatory authorities in Canada. Copies of the documents incorporated by reference herein may be obtained on request without charge from the Corporate Secretary at 9000 Glenlyon Parkway, Burnaby, British Columbia, Canada V5J 5J8 or by calling the Investor Relations Department at (604) 454-0900, and are also available electronically from the website of Canadian Securities Administrators at www.sedarplus.ca (“SEDAR+”) and from the SEC’s EDGAR website at www.sec.gov. The Company’s filings through SEDAR+ and EDGAR are not incorporated by reference in the Prospectus except as specifically set out herein.

The following documents (“documents incorporated by reference” or “documents incorporated herein by reference”) have been filed by us with various securities commissions or similar authorities in the provinces and territories of Canada in which we are a reporting issuer, are specifically incorporated herein by reference and form an integral part of this Prospectus:

(a)	the annual information form of the Company dated March 12, 2025, for the year ended December 31, 2024;

(b)

the audited consolidated statements of financial position of the Company as at December 31, 2024 and December 31, 2023 and the related consolidated statements of loss and comprehensive income (loss), changes in equity and cash flows for the years ended December 31, 2024 and December 31, 2023, together with the notes thereto, and the reports of the independent registered public accounting firm thereon;

(c)	the management’s discussion and analysis of financial condition and results of operations of the Company dated March 12, 2025, for the year ended December 31, 2024;

(d)	the unaudited interim condensed consolidated financial statements of the Company, and the notes thereto for the three months ended March 31, 2025 and 2024;

(e)	the management’s discussion and analysis of financial condition and results of operations of the Company dated May 5, 2025, for the three months ended March 31, 2025; and

(f)	the management proxy circular of the Company dated April 7, 2025, in connection with the annual meeting of shareholders held on June 4, 2025.

Any statement contained in this Prospectus or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to prevent a statement that is made from being false or misleading in the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

Any document of the type referred to above or similar material and any documents required by National Instrument 44-101 – Short Form Prospectus Distributions (“NI 44-101”) to be incorporated by reference into a short form prospectus, including any annual information forms, all material change reports (excluding confidential reports, if any), all annual and interim financial statements and management’s discussion and analysis relating thereto, or information circular or amendments thereto filed by the Company with any securities commissions or similar regulatory authority in Canada after the date of this Prospectus and during the period that this Prospectus is effective, will be deemed to be incorporated by reference in this Prospectus, will automatically update and supersede information contained or incorporated by reference in this Prospectus, and the previous documents of the type referred to above will no longer be deemed to be incorporated by reference in this Prospectus. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to the Company and readers should review all information contained in this Prospectus, and the documents incorporated or deemed to be incorporated by reference herein.

Documents and information in an annual report on Form 40-F filed by the Company with the SEC under the U.S. Exchange Act from the date of this Prospectus and until all of the Securities are sold shall be deemed incorporated by reference into this Prospectus and the registration statement of which this Prospectus forms a part. To the extent that any document or information incorporated by reference into this Prospectus is included in any report on Form 20-F, 10-K, 10-Q, 8-K or 6-K (or any respective successor form) that is filed with or furnished to the SEC after the date of this Prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the registration statement of which this Prospectus forms a part (in the case of a report on Form 6-K, if and to the extent expressly provided in such report). In addition, we may incorporate by reference into this Prospectus, or the registration statement of which it forms a part, other information from documents that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, if and to the extent expressly provided therein.

References to our website in any documents that are incorporated by reference into this Prospectus do not incorporate by reference the information on such website into this Prospectus, and we disclaim any such incorporation by reference.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference herein contain certain “forward-looking information” and “forward-looking statements” as defined under applicable Canadian and U.S. securities laws (collectively, “forward-looking statements”) which are based upon the Company’s current internal expectations, estimates, projections, assumptions and beliefs and may not be based on historical fact. Such statements can be identified by the use of forward-looking terminology such as “expect”, “likely”, “may”, “will”, “should”, “intend”, or “anticipate”, “potential”, “proposed”, “estimate”, “budget”, “scheduled”, “forecasts”, and other similar words, including negative and grammatical variations thereof, or statements that certain events or conditions “may” or “will” happen, or by discussions of strategy. Forward-looking statements include estimates, plans, expectations, opinions, forecasts, projections, targets, guidance or other statements that are not statements of fact. Such forward-looking statements are made as of the date of this Prospectus, or in the case of any document incorporated by reference herein, as of the date of each such document, and the Company does not intend, and does not assume any obligation, to update these forward-looking statements, except as required under applicable securities legislation. By their very nature forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The Company provides no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. Forward-looking statements in this Prospectus and the documents incorporated by reference include, but are not limited to, statements with respect to:

•

our objectives, goals, liquidity, sources and uses of capital, outlook, strategy, order backlog, order book of expected deliveries, future product costs and selling prices, future product sales, future production volumes, the markets for our products, expenses / costs, contributions and cash requirements to and from joint venture operations and research and development activities;

•	our plan to build value for our shareholders by developing, manufacturing, selling and servicing industry-leading fuel cell products to meet the needs of our customers in select target markets;

•	our ability to develop commercially viable fuel cell products on the timetable we anticipate, or at all;

•	our ability to achieve, sustain and increase profitability;

•	demand and market acceptance for our products;

•	our limited experience manufacturing fuel cell products and powertrain integration solutions on a commercial basis;

•	warranty claims may negatively impact our gross margins and financial performance;

•	our ability to successfully execute our business plan;

•	our dependence on a single customer in certain of our markets including our engineering services market and materials handling market;

•	the impact of global economic conditions on our business and our key suppliers and customers;

•	our ability to predict future revenues or results of operations;

•	the expansion of our business through acquisitions;

•	our focus on bolstering our cash reserves and our continued efforts on both product cost reduction and managing our operating expense base;

•	the risks inherent in international operations;

•	risks related to trade tariffs;

•	the impact of exchange rate fluctuations on our business, operating results, financial condition and profitability;

•

commodity price fluctuations, and in particular, the price of platinum, are beyond our control and may have a material adverse effect on our business, operating results, financial condition and profitability;

•	our dependence on system integrators and original equipment manufacturers (“OEMs”);

•	ongoing relationships between us and third-party suppliers and our dependence on them for the supply of key materials and components for our products and services;

•	our dependence on a limited number of customers for the majority of our revenues;

•	our ability to compete with our competitors and their technologies;

•	our ability to attract and retain qualified personnel;

•	the effect of public policy and regulatory changes on the market for our products;

•	the effect of geopolitical events beyond our control that may have an adverse impact on our business, our joint venture, our key suppliers, and/or customers;

•	our ability to protect, expand and exploit our intellectual property;

•	our compliance with increasingly stringent environmental laws and regulations including liability for environmental damages resulting from our research and development or manufacturing operations;

•	the potential exposure of our products to product liability claims including the use of flammable fuels in our products, some of which generate high voltages;

•	emerging diseases may adversely affect our operations (including our joint venture in China), our suppliers, our customers and/or partners; and

•	the completion of and our use of the proceeds of any offering.

The forward-looking statements are based on a number of key expectations and assumptions made by our management, including, but not limited to:

•	our ability to generate new sales;

•	our ability to produce, deliver and sell the expected product volumes at the expected prices;

•	our ability to control costs;

•	market demand for our products;

•	the successful execution of our business plan;

•	achievement of current timetables for product development programs and sales;

•	the availability and cost of raw materials, labour and supplies;

•	the availability of additional capital; and

•	general economic and financial market conditions.

Forward-looking statements contained in or incorporated by reference in this Prospectus are based on the assumptions described in this Prospectus. Although management believes the expectations reflected in such forward-looking statements are reasonable, forward-looking statements are based on the opinions, assumptions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors, both known and unknown, that could cause actual events or results to differ materially from those projected in the forward-looking statements. These risk factors include, but are not limited to:

•	the condition of the global economy, including trade, public health and other geopolitical risks;

•	the rate of mass commercial adoption of our products, or related ecosystem, including the availability of cost-effective hydrogen;

•	changes in product or service pricing or cost;

•	changes in our customers’ requirements, the competitive environment and/or related market conditions;

•	the relative strength of the value proposition that we offer our customers with our products or services;

•	changes in competitive technologies, including battery and fuel cell technologies;

•	product safety, liability or warranty issues;

•	product development delays;

•	product safety, liability or warranty issues;

•	challenges or delays in our technology and product development activities;

•	changes in the availability or price of raw materials, labour and supplies;

•	our ability to attract and retain business partners, suppliers, employees and customers;

•	changing government or environmental regulations, including subsidies, credits or incentives associated with the adoption of clean energy products, including hydrogen and fuel cells;

•	potential fluctuations in our financial and business results make forecasting difficult and may restrict our access to funding for our commercialization plan;

•	we are subject to risks inherent in international operations, including tariffs;

•	our access to funding and our ability to provide the capital required for product development, operations and marketing efforts, working capital requirements, and joint venture capital contributions;

•	our ability to protect our intellectual property;

•	our ability to extract value from joint venture operations;

•	currency fluctuations, including the magnitude of the rate of change of the Canadian dollar versus the United States dollar;

•

potential merger and acquisition activities, including risks related to integration, loss of key personnel, disruptions to operations, costs of integration, and the integration failing to achieve the expected benefits of the transaction; and

•	those risks discussed in this Prospectus under the heading “Risk Factors”.

Readers are cautioned that the foregoing list of risk factors is not exhaustive, and it is recommended that prospective investors consult the more complete discussion of risks and uncertainties facing the Company that could cause actual events or results to materially differ from our current expectations included in this Prospectus under the heading “Risk Factors”, as well as those set out in our most recently filed annual information form under the heading “Risk Factors” and in our most recently filed management discussion and analysis, each of which documents are incorporated by reference into this Prospectus. Readers are urged to consider the risks, uncertainties and assumptions carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such information.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated, expected, or described in forward looking statements. Material factors or assumptions involved in developing forward-looking statements include, without limitation, publicly available information from governmental sources as well as from market research and industry analysis and on assumptions based on data and knowledge of the industry in which the Company operates which the Company believes to be reasonable. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Although Ballard has attempted to identify important factors that could cause actual results to differ materially from forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated, described or intended.

A number of factors could cause actual events, performance or results to differ materially from what is projected in forward-looking statements. The purpose of forward-looking statements is to provide the reader with a description of management’s expectations, and such forward-looking statements may not be appropriate for any other purpose. You should not place undue reliance on forward-looking statements contained in this Prospectus or in any document incorporated by reference herein. Although the Company believes that the expectations conveyed by the forward-looking statements are reasonable based on the information available to the Company on the date hereof, it can give no assurance as to future results, approvals or achievements, or that such expectations will prove to have been correct. The Company disclaims any obligation to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this Prospectus except as required by applicable law.

We qualify all the forward-looking statements contained in this Prospectus and the documents incorporated by reference herein and therein by the foregoing cautionary statements.

NOTE TO UNITED STATES READERS REGARDING DIFFERENCES BETWEEN UNITED STATES AND CANADIAN FINANCIAL REPORTING PRACTICES

We prepare our financial statements in accordance with IFRS as issued by the IASB, which differs from U.S. generally accepted accounting principles (“U.S. GAAP”). Accordingly, our financial statements and other financial information included or incorporated by reference in this Prospectus may not be comparable to financial statements of United States companies prepared in accordance with U.S. GAAP.

NON-IFRS MEASURES

The information presented in this Prospectus, including certain documents incorporated by reference herein, may include non-IFRS measures that are used by us as indicators of financial performance. These financial measures do not have standardized meanings prescribed under IFRS and our computation may differ from similarly-named computations as reported by other entities and, accordingly, may not be comparable. These financial measures should not be considered as an alternative to, or more meaningful than, measures of financial performance as determined in accordance with IFRS as an indicator of performance. We believe these measures may be useful supplemental information to assist investors in assessing our operational performance and our ability to generate cash through operations. The non-IFRS measures also provide investors with insight into our decision making as we use these non-IFRS measures to make financial, strategic and operating decisions.

Because non-IFRS measures do not have a standardized meaning and may differ from similarly named computations as reported by other entities, securities regulations require that non-IFRS measures be clearly defined and qualified, reconciled with their nearest IFRS measure and given no more prominence than the closest IFRS measure. If non-IFRS measures are included in documents incorporated by reference herein, information regarding these non-IFRS measures are presented in the sections dealing with these financial measures in such documents.

Non-IFRS measures are not audited. These non-IFRS measures have important limitations as analytical tools and investors are cautioned not to consider them in isolation or place undue reliance on ratios or percentages calculated using these non-IFRS measures.

FINANCIAL INFORMATION AND CURRENCY

The Company’s financial statements and the related management’s discussion and analysis of financial condition and results of operations of the Company that are incorporated by reference in this Prospectus are reported in United States dollars. The Company’s consolidated financial statements for the years ended December 31, 2024 and 2023, as incorporated by reference in this Prospectus, have been prepared in accordance with IFRS.

References in this Prospectus to “$” and “US$” are to United States dollars. Canadian dollars are indicated by the symbol “CDN$”.

The following table sets forth (i) the rate of exchange for the Canadian dollar, expressed in U.S. dollars, in effect at the end of the periods indicated; (ii) the average exchange rates for the Canadian dollar, on the last day of each month during such periods; and (iii) the high and low exchange rates for the Canadian dollar, expressed in U.S. dollars, during such periods, each based on the daily rates of exchange, as applicable, as reported by the Bank of Canada for conversion of Canadian dollars into U.S. dollars:

		Fiscal Year Ended December 31
	January 1 to June 10, 2025	2024	2023
Rate at the end of period	$0.7307	$0.6950	$0.7561
Average rate during period	$0.7070	$0.7302	$0.7411
Highest rate during period	$0.7321	$0.7510	$0.7617
Lowest rate during period	$0.6848	$0.6937	$0.7207

On June 10, 2025, the closing exchange rate for Canadian dollars in terms of the United States dollar, as quoted by the Bank of Canada, was CDN$1.00= US$0.7307.

THE COMPANY

This summary does not contain all the information about the Company that may be important to you. Prospective purchasers of Securities should read the more detailed information, public filings and financial statements and related notes that are incorporated by reference into this Prospectus.

At Ballard, our vision is to deliver fuel cell power for a sustainable planet. We are recognized as a world leader in proton exchange membrane (“PEM”) fuel cell and power system development and commercialization.

Our principal business is the design, development, manufacture, sale and service of PEM fuel cell products for a variety of applications, focusing on our market verticals of bus, truck, rail, marine, stationary power, and emerging markets, as well as offering engineering services, product and systems integration services, and related technology transfer for a variety of PEM fuel cell applications.

A fuel cell is an environmentally clean electrochemical device that combines hydrogen fuel with oxygen (from the air) to produce electricity. The hydrogen fuel can be obtained from natural gas, kerosene, methanol or other hydrocarbon fuels, or from water through electrolysis. Ballard’s PEM fuel cell products feature high fuel efficiency, low operating temperature, low noise and vibration, compact size, quick response to changes in electrical demand and modular design. Embedded in each Ballard PEM fuel cell product lies a stack of unit cells designed with Ballard’s proprietary technology, which include membrane electrode assemblies, catalysts, plates, and other key components, and which draw on intellectual property from our patent portfolio together with our extensive experience and know-how, in key areas of PEM fuel cell stack design, operation, production processes and system integration.

We strive to build value for our shareholders by developing, manufacturing, selling and servicing zero-emission, industry-leading PEM fuel cell technology products and services to meet the needs of our customers in select target markets. More specifically, our business plan is to leverage our core competencies of PEM fuel cell stack technology and engine development and manufacturing, our investments in advanced manufacturing and production capacity, and our product portfolio by marketing our products and services across select large and attractive addressable market applications and select geographic regions.

We typically select our target market applications based on use cases where the comparative user value propositions for PEM fuel cells powered by hydrogen are strongest – such as where operators value low emission vehicles that require high utilization, long driving range, heavy payload, fast refueling, and similar user experiences to legacy diesel vehicles – and where the barriers to entry for hydrogen refueling infrastructure are lowest – such as use cases where vehicles typically return to a depot for centralized refueling and do not require a distributed refueling network.

We select our target geographic markets based on a variety of factors, including addressable market sizes of the target market applications in the geographic markets, historic deployments and expected market adoption rates for hydrogen and fuel cells, supportive government policies, existing and potential partner, customer, and end user relationships, and competitive dynamics.

We believe offering the same core PEM fuel cell technologies and substantially similar derivative PEM fuel cell products across multiple mobility and power market applications and across select geographic regions will significantly expand and strengthen our long-term business prospects. We believe this business model approach will increase volume scaling in our operations, enable lower product and production costs for the benefit of all markets, improve our competitive positioning and market share, and enhance our returns on investments in our technology, product development and manufacturing.

RECENT DEVELOPMENTS

Over the past few years, there has been a material change in the outlook and sentiment for the hydrogen and fuel cell industry resulting from a variety of factors, including: an uncertain macroeconomic outlook; a dynamic geopolitical environment; prolonged policy uncertainty in the U.S., Europe and China; uncertain election cycles in key countries; rising interest rates, inflation and material costs; and various funding challenges. These changes have adversely impacted and delayed hydrogen projects across key global markets. We believe there is a multi-year push-out of the hydrogen and fuel industry, impacting hydrogen project development, the availability of low-cost hydrogen, the availability of hydrogen refueling infrastructure, and the commercial adoption of PEM fuel cell applications.

In addition, over the past few years, there has been a negative change in investor sentiment towards pre-profitability clean energy companies with long-duration investment horizons. In the hydrogen and fuel cell industry, many companies have been struggling with compressed valuations, liquidity issues, and restricted access to capital.

In 2024, we observed further indicators of slowing hydrogen and fuel cell policy implementation and market adoption. We also noted a material weakening of the financial position of certain customers, increasing the risk regarding the ability of certain customers to continue with their product development programs and commercialization plans, in turn placing more risk on our sales order book and sales pipeline, as well as on certain of our development programs, trade receivables and inventory investments. We also observed a continued deterioration in the financing environment for certain customers and partners.

As this context represents a significant headwind to our corporate growth plan, we initiated a global corporate restructuring in September 2024 to further moderate our investment intensity and pacing to better align with delayed market adoption. Our restructuring included a sizeable workforce reduction, rationalization and consolidation of certain global operations and facilities, and a reduction in certain planned capital expenditures.

As we look to our long-term strategic plan, we continue to believe hydrogen and PEM fuel cells will play an important long-term role in decarbonizing select heavy mobility and stationary power applications. We believe there are certain use cases where customers will be attracted to the differentiated PEM fuel cell value proposition of long range, fast refueling, heavy payload, and zero tailpipe emissions.

However, given ongoing market uncertainties, we expect further industry rationalization, failures, restructurings and consolidation. We will continue to closely monitor various factors and circumstances that may impact the commercial adoption of our markets and products, including factors related to macroeconomic conditions and outlook, geopolitical context, climate change policies, hydrogen and fuel cell industry growth, capital markets, supply chain development, and customer conditions. We will continue to review our investment plans and cost structure based on these factors. We will also remain focused on our customers and our controllables, including our development of next-generation, low-cost fuel cell products, while maintaining disciplined spending and balance sheet strength for long-term competitiveness and sustainability.

RISK FACTORS

Before making an investment decision, investors should carefully consider the information described in this Prospectus, any applicable Prospectus Supplement and in the documents incorporated by reference herein and therein. There are certain risks inherent in an investment in the Securities, including the factors listed below, and any other risk factors described in a document incorporated by reference in this Prospectus and any applicable Prospectus Supplement, which investors should carefully consider before investing. Some of the following factors and the risk factors described in the documents incorporated by reference in this Prospectus and any applicable Prospectus Supplement are interrelated and, consequently, investors should treat such risk factors as a whole. The risks described in this Prospectus, any applicable Prospectus Supplement and in the documents incorporated by reference herein and therein describe certain currently known material factors, any of which could have a material adverse effect on the Company’s business, prospects, financial condition and results of operations. If any of the following or other risks occur, it could have a material adverse effect on the business, prospects, financial condition and results of operations of the Company and on the trading price of the Common Shares, which could materially decline, and investors may lose all or part of their investment. It is also believed that these factors could cause actual results to be different from expected results. Additional risks and uncertainties of which the Company is currently unaware or that are unknown or that it currently deems to be immaterial could also have a material adverse effect on the Company’s business, prospects, financial condition and results of operations. The Company cannot assure prospective purchasers that it will successfully address any or all of these risks. There is no assurance that any risk management steps taken will avoid future loss due to the occurrence of any of the risks described in this Prospectus, any applicable Prospectus Supplement and in the documents incorporated by reference herein and therein, or other unforeseen risks. The market in which the Company currently competes is very competitive and changes rapidly. Sometimes new risks emerge and management may not be able to predict them, or be able to predict how they may cause actual results to be different from those contained in any forward-looking statements. Prospective purchasers should not rely upon forward-looking statements as a prediction of future results. In addition to the risks described elsewhere in this Prospectus and any applicable Prospectus Supplement, including in the documents incorporated by reference herein and therein, the following risks for the Company should be considered.

Prospective investors in a particular offering of the Securities should carefully consider the risks and other information contained in the Prospectus Supplement relating to that offering and the information incorporated by reference herein and therein for the purposes of that offering. In particular, see the section under the heading “Risk Factors” in our most recently filed annual information form. Such risk disclosure forms an integral part of this Prospectus.

Investing in the Securities is speculative, and investors could lose their entire investment.

An investment in the Securities is speculative and may result in the loss of an investor’s entire investment. Only potential investors who are experienced in high risk investments and who can afford to lose their entire investment should consider an investment in the Securities.

We do not currently intend to pay cash dividends.

We have never declared or paid cash dividends on our Common Shares. We currently intend to retain future earnings to finance the operation, development and expansion of our business. We do not anticipate paying cash dividends on the Common Shares in the foreseeable future. Payment of future cash dividends, if any, will be at the discretion of Ballard’s board of directors and will depend on Ballard’s financial condition, results of operations, contractual restrictions, capital requirements, business prospects and other factors that our board of directors considers relevant. Accordingly, investors will only see a return on their investment if the value of our Securities appreciates.

The market price for the Common Shares has been volatile in the past and may be subject to wide fluctuations in the future.

The market price of the Common Shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond our control. This volatility may affect the ability of holders of Common Shares to sell their securities at an advantageous price. Market price fluctuations in the Common Shares may be due to our operating results failing to meet expectations of securities analysts or investors in any period, downward revision in securities analysts’ estimates, adverse changes in general market conditions or economic trends, acquisitions, dispositions or other material public announcements by us or our competitors, along with a variety of additional factors. These broad market fluctuations may adversely affect the market price of the Common Shares.

We cannot assure you that the market price of the Common Shares will not significantly fluctuate from its current level. In addition to general economic, political and market conditions, the price and trading volume of the Common Shares could fluctuate widely in response to many factors, including:

•

governmental approvals, delays in expected governmental approvals or withdrawals of any prior governmental approvals or public or regulatory agency concerns regarding the safety or effectiveness of our products;

•	changes in Canadian, U.S. or other foreign regulatory policy during the period of product development;

•	changes in Canadian, U.S. or foreign political environment and the passage of laws, including tax, environmental or other laws, affecting the product development business;

•	developments in patent or other proprietary rights, including any third-party challenges of our intellectual property rights;

•	announcements of technological innovations by us or our competitors;

•	actual or anticipated variations in our operating results due to the level of development expenses and other factors;

•	changes in financial estimates by securities analysts and whether our earnings meet or exceed the estimates; and

•	conditions and trends in energy and other industries.

Financial markets historically at times experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of companies and that have often been unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of the Common Shares may decline even if our operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue, our operations could be adversely impacted and the trading price of the Common Shares may be materially adversely affected.

There is no market through which the Preferred Shares, Warrants, Debt Securities or Units may be sold.

There is no market through which the Preferred Shares, Warrants, Debt Securities or Units may be sold. There can be no assurance that an active trading market will develop for the aforementioned securities, or if developed, that such a market will be sustained at the price level at which it was offered. The liquidity of the trading market in those securities, and the market price quoted for those securities, may be adversely affected by, among other things:

•	changes in the overall market for those securities;

•	changes in Ballard’s financial performance or prospects;

•	changes or perceived changes in Ballard’s creditworthiness;

•	the prospects for companies in the industry generally;

•	the number of holders of those securities;

•	the interest of securities dealers in making a market for those securities; and

•	prevailing interest rates.

We may not list the Preferred Shares, Warrants, Debt Securities or Units on any Canadian or U.S. securities exchange. There can be no assurance that fluctuations in the trading price will not materially adversely impact on our ability to raise equity funding without significant dilution to its existing shareholders, or at all.

The board of directors may issue, without shareholder approval, Preferred Shares that have rights and preferences potentially superior to those of the Common Shares. Such an issuance may delay or prevent a change of control.

While there are no Preferred Shares currently outstanding, Ballard’s articles allow the issuance of Preferred Shares in one or more series. Subject to TSX, NASDAQ and any applicable regulatory approvals, the board of directors may set the rights and preferences of any series of Preferred Shares in its sole discretion without shareholder approval. The rights and preferences of those Preferred Shares may be superior to those of the Common Shares. Accordingly, the issuance of Preferred Shares may adversely affect the rights of holders of Common Shares and could have the effect of delaying or preventing a change of control, which may deprive Ballard’s shareholders of a control premium that might otherwise have been realized in connection with an acquisition of Ballard.

Potential fluctuations in financial results make financial forecasting difficult.

Our revenues, cash flows and other operating results can vary from quarter to quarter. Sales and margins may be lower than anticipated due to general economic conditions, market-related factors, unanticipated changes in contractual arrangements and competitive factors. Cash receipts may also vary from quarter to quarter due to the timing of cash collections from customers. As a result, quarter-to-quarter comparisons of revenues, cash flows and other operating results may not be meaningful. In addition, due to the early stage of development of the market for hydrogen fuel cell products and our licensing and sales contracts with third parties, we cannot accurately predict its future revenues, cash flows or results of operations. It is likely that in one or more future quarters, financial results may fall below the expectations of securities analysts and investors. If this occurs, the trading price of the Securities may be materially and adversely affected.

United States investors may not be able to obtain enforcement of civil liabilities against us.

The enforcement by investors of civil liabilities under the United States federal or state securities laws may be affected adversely by the fact that we are governed by the Business Corporations Act (British Columbia), that the majority of our officers and directors are residents of Canada or otherwise reside outside the United States, and that all, or a substantial portion of their assets and a substantial portion of our assets, are located outside the United States. It may not be possible for investors to effect service of process within the United States on certain of our directors and officers or enforce judgments obtained in the United States courts against us or certain of our directors and officers based upon the civil liability provisions of United States federal securities laws or the securities laws of any state of the United States.

There is some doubt as to whether a judgment of a United States court based solely upon the civil liability provisions of United States federal or state securities laws would be enforceable in Canada against us or our directors and officers. There is also doubt as to whether an original action could be brought in Canada against us or our directors and officers to enforce liabilities based solely upon United States federal or state securities laws.

As a foreign private issuer, we are subject to different U.S. securities laws and rules than a domestic U.S. issuer, which may limit the information publicly available to our U.S. shareholders.

We are a foreign private issuer under applicable U.S. federal securities laws and, therefore, we are not required to comply with all the periodic disclosure and current reporting requirements of the U.S. Exchange Act, as amended, and related rules and regulations. As a result, we do not file the same reports that a U.S. domestic issuer would file with the SEC, although we will be required to file with or furnish to the SEC the continuous disclosure documents that we are required to file in Canada under Canadian securities laws. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short swing” profit recovery provisions of Section 16 of the U.S. Exchange Act. Therefore, our shareholders may not know on as timely a basis when our officers, directors and principal shareholders purchase or sell Common Shares as the reporting periods under the corresponding Canadian insider reporting requirements are longer. In addition, as a foreign private issuer, we are exempt from the proxy rules under the U.S. Exchange Act.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

In order to maintain our current status as a foreign private issuer, a majority of our Common Shares must be either directly or indirectly owned by non-residents of the United States unless we also satisfy one of the additional requirements necessary to preserve this status. We may in the future lose our foreign private issuer status if a majority of the Common Shares are held in the United States and we fail to meet the additional requirements necessary to avoid loss of foreign private issuer status. The regulatory and compliance costs to us under U.S. federal securities laws as a U.S. domestic issuer may be significantly more than the costs we incur as a Canadian foreign private issuer eligible to use MJDS. If we are not a foreign private issuer, we would not be eligible to use the MJDS or other foreign issuer forms and would be required to file periodic and current reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. In addition, we may lose the ability to rely upon exemptions from NASDAQ corporate governance requirements that are available to foreign private issuers.

We will have broad discretion over the use of proceeds from sales of the Securities, and we may not use the proceeds in the desired manner.

Management will have discretion concerning the use of the proceeds from sales of the Securities as well as the timing of their expenditure. As a result, an investor will be relying on the judgment of management for the application of the proceeds from sales of the Securities. Management may use the net proceeds from sales of the Securities other than as described under the heading “Use of Proceeds” if they believe it would be in our best interest to do so and in ways that an investor may not consider desirable. The results and the effectiveness of the application of the proceeds are uncertain. If the proceeds are not applied effectively, our results of operations may suffer.

Prevailing interest rates will affect the market price or value of Debt Securities.

The market price or value of Debt Securities will decline as prevailing interest rates for comparable debt instruments rise, and increase as prevailing interest rates for comparable debt instruments decline.

USE OF PROCEEDS

Information regarding the use of the net proceeds from each offering of the Securities will be set forth in the Prospectus Supplement relating to the offering of the Securities. Unless otherwise indicated in the applicable Prospectus Supplement, we intend to use the net proceeds from the sale of Securities for working capital requirements or for other general corporate purposes, including, but not limited to, investments in product development and market development activities necessary to commercialize our products and services. More detailed information regarding the use of proceeds from the sale of Securities will be described in the applicable Prospectus Supplement. We may, from time to time, issue Common Shares or other securities otherwise than through the offering of Securities pursuant to this Prospectus.

We incurred operating losses and negative operating cash flow for the year ended December 31, 2024. We expect to use the net proceeds from the sale of Securities in pursuit of our ongoing general business objectives. To that end, a substantial portion of the net proceeds from the sale of Securities are expected to be allocated to working capital requirements and to the continuing development and marketing of our proprietary technologies and core products. To the extent that we have negative operating cash flows in future periods, we may need to deploy a portion of the net proceeds from the sale of Securities and/or existing working capital to fund such negative cash flow.

CONSOLIDATED CAPITALIZATION

The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the share and loan capitalization of the Company that will result from the issuance of Securities pursuant to such Prospectus Supplement. As at the date of this Prospectus, there have been no material changes to the Company’s share and loan capitalization since December 31, 2024.

EARNINGS COVERAGE RATIO

Earnings coverage ratios will be provided as required in the applicable Prospectus Supplement with respect to the issuance of Preferred Shares or Debt Securities having a term to maturity in excess of one year pursuant to this Prospectus.

DESCRIPTION OF SHARE CAPITAL

Common Shares

We are authorized to issue an unlimited number of Common Shares, without par value, of which 299,868,074 are issued and outstanding as at the date of this Prospectus. There are options outstanding to purchase up to 3,280,959 Common Shares at prices ranging from CDN$3.06 to CDN$32.66. There are up to 5,204,279 Common Shares issuable on the redemption of outstanding restricted share units, up to 4,661,264 Common Shares issuable on the redemption of outstanding performance share units and up to 1,068,283 Common Shares issuable on the redemption of outstanding deferred share units.

Holders of Common Shares are entitled to one vote per Common Share on all matters to be voted on by such shareholders and, subject to the rights and priorities of the holders of Preferred Shares, are entitled to receive such dividends as may be declared by the board of directors out of funds legally available therefor and, in the event of liquidation, wind-up or dissolution, to receive our remaining property, after the satisfaction of all outstanding liabilities.

Dividend Record and Policy

To date, we have not paid any dividends on our shares and, because it is anticipated that all available cash will be needed to implement our business plans, we have no plans to pay dividends in the foreseeable future.

Preferred Shares

We are authorized to issue an unlimited number of Preferred Shares. As at the date of this Prospectus there are no Preferred Shares issued and outstanding.

The Preferred Shares are issuable in series and the board of directors is entitled to determine the designation, preferences, rights, conditions, restrictions, limitations and prohibitions to be attached to each series of such shares.

Escrowed Securities and Securities Subject to Contractual Restrictions on Transfer

There are no outstanding securities of Ballard in escrow or subject to contractual restrictions on transfer.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable Prospectus Supplements, summarizes the material terms and provisions of the Warrants that we may offer under this Prospectus, which will consist of Warrants to purchase Common Shares and may be issued in one or more series. Warrants may be offered independently or together with other Securities, and may be attached to or separate from those Securities. While the terms we have summarized below will apply generally to any Warrants that we may offer under this Prospectus, we will describe the particular terms of any series of Warrants that we may offer in more detail in the applicable Prospectus Supplement. The terms of any Warrants offered under a Prospectus Supplement may differ from the terms described below.

General

Warrants may be issued under and governed by the terms of one or more warrant indentures (a “Warrant Indenture”) between us and a warrant trustee (the “Warrant Trustee”) that we will name in the relevant Prospectus Supplement, if applicable. Each Warrant Trustee will be a financial institution organized under the laws of Canada or any province thereof and authorized to carry on business as a trustee.

This summary of some of the provisions of the Warrants is not complete. The statements made in this Prospectus relating to any Warrant Indenture, if any, and Warrants to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Warrant Indenture, if any, and the Warrant certificates. Prospective investors should refer to the Warrant Indenture, if any, and the Warrant certificate relating to the specific Warrants being offered for the complete terms of the Warrants. If applicable, we will file a Warrant Indenture describing the terms and conditions of Warrants we are offering concurrently with the filing of the applicable Prospectus Supplement under which such Warrants are offered.

The applicable Prospectus Supplement relating to any Warrants offered by us will describe the particular terms of those Warrants and include specific terms relating to the offering. This description will include, where applicable:

•	the designation and aggregate number of Warrants;

•	the price at which the Warrants will be offered;

•	the currency or currencies in which the Warrants will be offered;

•	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

•

the number of Common Shares that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each Warrant;

•	the designation and terms of any Securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each Security;

•	the date or dates, if any, on or after which the Warrants and the other Securities with which the Warrants will be offered will be transferable separately;

•	whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;

•	whether the Company will issue the Warrants as global securities and, if so, the identity of the depositary of the global securities;

•	whether the Warrants will be listed on any exchange;

•	material United States and Canadian federal income tax consequences of owning the Warrants; and

•	any other material terms or conditions of the Warrants.

Rights of Holders Prior to Exercise

Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Common Shares issuable upon exercise of the Warrants.

Exercise of Warrants

Each Warrant will entitle the holder to purchase Common Shares, as specified in the applicable Prospectus Supplement at the exercise price that we describe therein. Unless we otherwise specify in the applicable Prospectus Supplement, holders of the Warrants may exercise the Warrants at any time up to the specified time on the expiration date that we set forth in the applicable Prospectus Supplement. After the close of business on the expiration date, unexercised Warrants will become void.

Holders of the Warrants may exercise the Warrants by delivering the Warrant certificate representing the Warrants to be exercised together with specified information, and paying the required amount to the Warrant Trustee, if any, or to us, as applicable, in immediately available funds, as provided in the applicable Prospectus Supplement. We will set forth on the Warrant certificate and in the applicable Prospectus Supplement the information that the holder of the Warrant will be required to deliver to the Warrant Trustee, if any, or to us, as applicable.

Upon receipt of the required payment and the Warrant certificate properly completed and duly executed at the corporate trust office of the Warrant Trustee, if any, to us at our principal offices, as applicable, or any other office indicated in the applicable Prospectus Supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the Warrants represented by the Warrant certificate are exercised, then we will issue a new Warrant certificate for the remaining amount of Warrants. If we so indicate in the applicable Prospectus Supplement, holders of the Warrants may surrender securities as all or part of the exercise price for Warrants.

Anti-Dilution

The Warrant Indenture, if any, and the Warrant certificate will specify that upon the subdivision, consolidation, reclassification or other material change of the Common Shares or any other reorganization, amalgamation, merger or sale of all or substantially all of our assets, the Warrants will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for or on the conversion of or in respect of the Common Shares to which the holder of a Common Share would have been entitled immediately after such event. Similarly, any distribution to all or substantially all of the holders of Common Shares of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares to be issued to holders of Warrants.

Global Securities

We may issue Warrants in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement. The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement will describe the exchange, registration and transfer rights relating to any global security.

Modifications

The Warrant Indenture, if any, and the Warrant certificate will provide for modifications and alterations to the Warrants issued thereunder by way of a resolution of holders of Warrants at a meeting of such holders or a consent in writing from such holders. The number of holders of Warrants required to pass such a resolution or execute such a written consent will be specified in the Warrant Indenture, if any, and the Warrant certificate.

We may amend any Warrant Indenture and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Warrants.

Contractual Right of Rescission for Warrants

In addition to statutory rights of withdrawal and rescission, original purchasers of Warrants (if offered separately by the Company) will have a contractual right of rescission against the Company in respect of the exercise of such Warrants. The contractual right of rescission will entitle such original purchasers to receive, in addition to the amount paid on original purchase of the Warrants, the amount paid upon exercise upon surrender of the underlying Common Shares received on exercise of such Warrants, in the event that this Prospectus (as supplemented) contains a misrepresentation, and provided that:

(a)	the exercise of the Warrants takes place within 180 days of the date of the purchase of the Warrants under this Prospectus; and

(b)	the right to rescission is exercised within 180 days of the date of the purchase of the Warrants under this Prospectus.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we may include in any applicable Prospectus Supplements, summarizes the material terms and provisions of the Debt Securities that we may offer under this Prospectus, which may be issued in one or more series. Debt Securities may be offered independently or together with other Securities.

General

The Debt Securities will be issued in one or more series under an indenture (the “Indenture”) to be entered into between the Company and one or more trustees that will be named in a Prospectus Supplement for a series of Debt Securities. To the extent applicable, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended. A copy of the form of the Indenture to be entered into has been or will be filed with the SEC as an exhibit to the registration statement and will be filed with the securities commissions or similar authorities in Canada when it is entered into. The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. Terms used in this summary that are not otherwise defined herein have the meaning ascribed to them in the Indenture. The particular terms relating to Debt Securities offered by a Prospectus Supplement will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

•	the designation and aggregate number of Debt Securities;

•	any limit on the aggregate principal amount of the Debt Securities;

•	the price at which the Debt Securities will be offered;

•	the currency or currencies in which the Debt Securities will be offered and in which the principal, premium, if any, and interest, if any, will be paid;

•	the date or dates on which principal of the Debt Securities will be payable and the amount of principal which will be payable;

•

the rate or rates (which may be fixed or variable) at which the Debt Securities will bear interest, if any, or contingent interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable, the persons to whom interest will be payable, if other than the registered holders on the record date, and the record date for the interest payable on any payment date;

•

the dates on which and the price or prices at which the Debt Securities will, pursuant to any required repayment provisions, or may, pursuant to any repurchase or redemption provisions, be repurchased, redeemed or repaid and the other terms and provisions of any such optional repurchase or redemption or required repayment;

•	the covenants applicable to the Debt Securities;

•

the right, if any, of holders of the Debt Securities to convert them into Common Shares or other securities, including any contingent conversion provisions and any provisions intended to prevent dilution of those conversion rights;

•

the extent and manner, if any, to which payment on or in respect of the Debt Securities will be senior to, or will be subordinated to the prior payment of, other liabilities and obligations of the Company;

•

any special or modified events of default or covenants with respect to the Debt Securities, including any negative covenants which impose restrictions on the issuance of additional securities, indebtedness, dividends or the giving of security on the assets of the Company or its subsidiaries;

•	any index or formula used to determine the required payments of principal, premium, if any, or interest, if any;

•	the percentage of the principal amount of the Debt Securities which is payable if maturity of the Debt Securities is accelerated because of a default;

•	the effect of any merger, consolidation, sale or other disposition of our business on the Debt Securities and Indenture, if any and as applicable;

•

whether the Debt Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Debt Securities which are in bearer form and as to exchanges between registered form and bearer form;

•	whether the Company will issue the Debt Securities as global securities and, if so, the identity of the depositary of the global securities;

•	whether the Debt Securities will be secured or unsecured;

•	details on any financial arrangements between the Company and any of its affiliates that could affect the security, if any, of the Debt Securities;

•	whether the Debt Securities will be listed on any exchange;

•	if other than United States dollars, the currency in which the Debt Securities are denominated or the currency in which we will make payments on the Debt Securities;

•	material United States and Canadian federal income tax consequences of owning the Debt Securities; and

•	any other material terms or conditions of the Debt Securities.

We may issue Debt Securities with terms different from those of Debt Securities previously issued and, without the consent of the holders thereof, we may reopen a previous issue of a series of Debt Securities and issue additional Debt Securities of such series (unless the reopening was restricted when such series was created).

Rights of Holders Prior to Exercise

To the extent any Debt Securities are convertible into Common Shares or other securities of the Company, prior to the conversion of such Debt Securities, holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

Global Securities

We may issue Debt Securities in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement. The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement will describe the exchange, registration and transfer rights relating to any global security.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable Prospectus Supplements, summarizes the material terms and provisions of the Units that we may offer under this Prospectus. While the terms we have summarized below will apply generally to any Units that we may offer under this Prospectus, we will describe the particular terms of any series of Units in more detail in the applicable Prospectus Supplement. The terms of any Units offered under a Prospectus Supplement may differ from the terms described below.

We will file the form of unit agreement (“Unit Agreement”), if any, between us and a unit agent that describes the terms and conditions of the series of Units we are offering, and any supplemental agreements, concurrently with the filing of the applicable Prospectus Supplement under which such series of Units are offered. The following summaries of material terms and provisions of the Units are subject to, and qualified in their entirety by reference to, all the provisions of the Unit Agreement, if any, and any supplemental agreements applicable to a particular series of Units. We urge you to read the applicable Prospectus Supplements related to the particular series of Units that we sell under this Prospectus, as well as the complete Unit Agreement, if any, and any supplemental agreements that contain the terms of the Units.

General

We may issue Units comprising one or more of the Securities otherwise described herein in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included security. The Unit Agreement under which a Unit may be issued may provide that the securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable Prospectus Supplement the terms of the series of Units, including:

•	the designation and terms of the Units and of the securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;

•	provisions of the governing Unit Agreement, if any; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the securities comprising the Units.

The provisions described in this section, as well as those described under “Description of Share Capital”, “Description of Warrants” and “Description of Debt Securities” will apply to each Unit and to any Security included in each Unit, respectively, as applicable.

Issuance in Series

We may issue Units in such amounts and in numerous distinct series as we determine.

The Company has filed an undertaking that it will not distribute specified derivatives that, at the time of distribution, are novel without pre-clearing with applicable securities commissions in Canada the disclosure to be contained in the Prospectus Supplement pertaining to the distribution of such novel specified derivatives. For certainty, this Prospectus does not qualify the distribution of any asset-backed securities.

PRICE RANGE AND TRADING VOLUMES

The outstanding Common Shares are listed and posted for trading on the TSX and NASDAQ under the symbol “BLDP”. The closing price of the Common Shares on the TSX and NASDAQ on June 10, 2025 was CDN$2.28 and US$1.67, respectively. Trading prices and volumes of the Common Shares on the TSX and NASDAQ for the previous 12-month period will be provided, as required, in each Prospectus Supplement.

PRIOR SALES

Information in respect of prior sales of Common Shares and other Securities distributed under this Prospectus and for securities that are convertible into or exchangeable for Common Shares or such other Securities within the previous 12-month period will be provided, as required, in a Prospectus Supplement with respect to the issuance of Common Shares and/or other Securities pursuant to such Prospectus Supplement.

PLAN OF DISTRIBUTION

We may offer and sell the Securities, separately or together: (a) to one or more underwriters; (b) through one or more agents; or (c) directly to one or more other purchasers. The Securities offered pursuant to any Prospectus Supplement may be sold from time to time in one or more transactions at: (i) a fixed price or prices, which may be changed from time to time; (ii) market prices prevailing at the time of sale; (iii) prices related to such prevailing market prices; or (iv) other negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions”, including sales made directly on the TSX, NASDAQ or other existing trading markets for the Securities. We may only offer and sell the Securities pursuant to a Prospectus Supplement during the period that this Prospectus, including any amendments hereto, remains effective. The prices at which the Securities may be offered may vary between purchasers and during the period of distribution. The Prospectus Supplement for any of the Securities being offered thereby will set forth the plan of distribution and terms of the offering of such Securities, including the type of Security being offered, the name or names of any underwriters or agents, the purchase price of such Securities, the proceeds to us from such sale, any underwriting commissions or discounts and other items constituting underwriters’ compensation. Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.

By Underwriters

If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of underwriters to purchase the Securities will be subject to certain conditions, but the underwriters will be obligated to purchase all of the Securities offered by the Prospectus Supplement if any of such Securities are purchased. We may offer the Securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The Company may agree to pay the underwriters a fee or commission for various services relating to the offering of any Securities. Any such fee or commission will be paid out of our general corporate funds. We may use underwriters with whom we have a material relationship. We will describe in the Prospectus Supplement, naming the underwriter, the nature of any such relationship.

In compliance with the guidelines of the Financial Regulatory Authority (FINRA), the maximum aggregate value of all compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds from the sale of Securities pursuant to this Prospectus and any applicable Prospectus Supplement. If 5% or more of the net proceeds of any offering of Securities made under this Prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule).

By Agents

The Securities may also be sold through agents designated by us. Any agent involved will be named, and any fees or commissions payable by us to such agent will be set forth in the applicable Prospectus Supplement. Any such fees or commissions will be paid out of our general corporate funds. Unless otherwise indicated in the Prospectus Supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Direct Sales

Securities may also be sold directly by us in accordance with applicable securities laws at such prices and upon such terms as agreed to by us and the purchaser. In this case, no underwriters or agents would be involved in the offering.

General Information

Underwriters or agents who participate in the distribution of Securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under Canadian provincial and United States securities legislation, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof. Such underwriters or agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business. A purchaser’s rights and remedies under applicable securities legislation against the dealer underwriting or acting as an agent for the issuer in an at-the-market distribution will not be affected by that dealer’s decision to effect the distribution directly or through a selling agent.

We may enter into derivative transactions with third parties, or sell securities not covered by this Prospectus to third parties in privately negotiated transactions. If the applicable Prospectus Supplement indicates, in connection with those derivatives, the third parties may sell Securities covered by this Prospectus and the applicable Prospectus Supplement, including in short sale transactions. If so, the third parties may use Securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use Securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be identified in the applicable Prospectus Supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the Securities, if the Prospectus Supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the Securities in accordance with the terms of the Securities. The Prospectus Supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the Securities they remarket.

No underwriter or dealer involved in an “at-the-market distribution” as defined under applicable Canadian securities legislation, no affiliate of such underwriter or dealer and no person acting jointly or in concert with such underwriter or dealer may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the securities or securities of the same class as the securities distributed under the Prospectus, including selling an aggregate number or principal amount of securities that would result in the underwriter creating an over-allocation position in the securities.

In connection with any offering of Securities, other than an “at-the-market distribution”, underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. A purchaser who acquires any Securities forming part of the underwriters, dealers or agents’ over-allocation position acquires those securities under the applicable Prospectus Supplement, regardless of whether the over-allocation position is ultimately filled through the exercise of the overallotment option or secondary market purchases. Such transactions, if commenced, may be interrupted or discontinued at any time.

Each issue by the Company of Preferred Shares, Debt Securities, Warrants and Units will be a new issue of securities with no established trading market. Unless otherwise specified in a Prospectus Supplement relating to an offering of Preferred Shares, Debt Securities, Warrants and Units, such Securities will not be listed on any securities or stock exchange. Any underwriters, dealers or agents to or through whom such Securities are sold may make a market in such Securities, but they will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that a trading market in any such Securities will develop or as to the liquidity of any trading market for such Securities.

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor acquiring any Securities offered thereunder. Investors should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain U.S. federal income tax consequences to an investor acquiring any Securities offered thereunder. Investors should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the SEC as part of the registration statement of which this Prospectus is a part insofar as required by the SEC’s Form F-10:

•	the documents listed under “Documents Incorporated By Reference” in this Prospectus and in any Prospectus Supplement;

•	the consent of KPMG LLP, the Company’s independent registered public accounting firm;

•	powers of attorney of the Company’s directors and certain officers; and

•	the form of Indenture.

A copy of the form of any applicable underwriting agreement, warrant agreement, Warrant Indenture, subscription receipt agreement or supplemental Indenture will be filed by post-effective amendment or by incorporation by reference to documents filed with or furnished to the SEC under the U.S. Exchange Act.

INTERESTS OF EXPERTS

As of the date hereof, the partners and associates of Stikeman Elliott LLP, as a group, beneficially own, directly or indirectly, less than 1% of our securities. None of the aforementioned persons have received or will receive a direct or indirect interest in any other property of the Company or any associate or affiliate of the Company.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for the Common Shares is Computershare Investor Services Inc., with an address at 510 Burrard Street, 3rd Floor, Vancouver, British Columbia, V6C 3B9.

LEGAL MATTERS

Certain legal matters relating to the offering of the Securities will be passed upon on behalf of the Company by Stikeman Elliott LLP, Vancouver, British Columbia, with respect to Canadian legal matters, and by Dorsey & Whitney LLP, Seattle, Washington, with respect to U.S. legal matters. Counsel named in the applicable Prospectus Supplement will pass upon legal matters for any underwriters or agents.

AUDITORS

Our financial statements as at December 31, 2024 and 2023 and for the years then ended incorporated by reference into this Prospectus have been audited by KPMG LLP, independent registered public accounting firm, as indicated in their reports dated March 12, 2025, which are also incorporated by reference herein, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing. The Company’s auditors, KPMG LLP, have confirmed that they are independent with respect to the Company within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulations and that they are independent accountants with respect to the Company under all relevant U.S. professional and regulatory standards.

AGENT FOR SERVICE OF PROCESS

Mr. Marty Neese, Mr. Hubertus Muehlhaeuser, Ms. Kathleen A. Bayless, Mr. Wenmiao (Michael) Chen, Ms. Jacqueline Dedo, and Mr. Yingbo Wang, directors of the Company, and Ms. Kate Igbalode, Senior Vice President and Chief Financial Officer of the Company, each reside outside of Canada and have each appointed the following agent for service of process in Canada:

Name of Persons	Name and Address of Agent
Mr. Marty Neese Mr. Hubertus Muehlhaeuser Ms. Kathleen A. Bayless Mr. Wenmiao (Michael) Chen Ms. Jacqueline Dedo Mr. Yingbo Wang Ms. Kate Igbalode	152928 Canada Inc. c/o Stikeman Elliott LLP Suite 1700, 666 Burrard Street Vancouver, BC V6C 2X8

Purchasers are advised that it may not be possible for investors to enforce judgements obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

WELL-KNOWN SEASONED ISSUER

On December 6, 2021, the securities regulatory authorities in each of the provinces and territories of Canada each independently adopted a series of substantively harmonized blanket orders, including BC Instrument 44-503 – Exemption from Certain Prospectus Requirements for Canadian Well-known Seasoned Issuers (together with the equivalent local blanket orders in each of the other provinces and territories of Canada, collectively, the “WKSI Blanket Orders”). The WKSI Blanket Orders were adopted to reduce regulatory burden associated with certain prospectus requirements under NI 44-101 and NI 44-102 for issuers that are well-known reporting issuers, have a strong market following, have a complete public disclosure record and have a sufficient public float. The WKSI Blanket Orders came into force on January 4, 2022 and allow such “well-known seasoned issuers”, or “WKSIs”, to file a final short form base shelf prospectus as the first public step in an offering, and exempt qualifying issuers from certain disclosure requirements relating to such final short form base shelf prospectus. As of the date hereof, the Company has determined that it qualifies as a “well-known seasoned issuer” under the WKSI Blanket Orders.

EXEMPTIONS

Pursuant to a decision of the Autorité des marchés financiers dated May 23, 2025, the Company was granted a permanent exemption from the requirement to translate into French this Prospectus as well as the documents incorporated by reference herein and any Prospectus Supplement to be filed in relation to an “at-the-market distribution”. This exemption is granted on the condition that this Prospectus as well as the documents incorporated by reference herein and any Prospectus Supplement (other than in relation to an “at-the-market distribution”) as well as the documents incorporated by reference therein be translated into French if the Company offers Securities to Québec purchasers in connection with an offering other than in relation to an “at-the-market distribution”.

CONTRACTUAL RIGHT OF RECISSION

In addition to statutory rights of withdrawal and rescission, original purchasers of convertible, exchangeable or exercisable Securities (unless the Securities are reasonably regarded by the Company as incidental to the applicable offering as a whole) will have a contractual right of rescission against the Company in respect of the conversion, exchange or exercise of the convertible, exchangeable or exercisable Security. The contractual right of rescission will be further described in any applicable Prospectus Supplement, but will, in general, entitle such original purchasers to receive, in addition to the amount paid on original purchase of the applicable convertible, exchangeable or exercisable Security (and any additional amount paid upon conversion, exchange or exercise) upon surrender of the underlying securities acquired thereby, in the event that this Prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the convertible, exchangeable or exercisable Security under this Prospectus; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the convertible, exchangeable or exercisable Security under this Prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described above, and is in addition to any other right or remedy available to original purchasers under the securities legislation in which the purchaser is resident or otherwise at law.

A purchaser should refer to applicable securities legislation of the purchaser’s province or territory for the particulars of these rights and should consult a legal adviser.

ENFORCEABILITY OF CIVIL LIABILITIES

The Company is a corporation existing under the Business Corporations Act (British Columbia). All but three of our directors, certain executive officers, and all of the experts named in this Prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and a majority of our assets, are located outside the United States. We have appointed an agent for service of process in the United States, but it may be difficult for U.S. investors to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for U.S. investors to realize upon judgments of courts of the United States predicated upon the Company’s civil liability and the civil liability of its directors, officers and experts under the United States federal securities laws.

You should not assume that Canadian courts would enforce judgments of United States courts obtained in actions against us or such persons predicated on the civil liability provisions of the United States federal securities laws or the securities or “blue sky” laws of any state within the United States or would enforce, in original actions, liabilities against us or such persons predicated on the United States federal securities or any such state securities or “blue sky” laws. We have been advised by our Canadian legal counsel, Stikeman Elliott LLP, that a judgment of a United States court predicated solely upon civil liability under United States federal securities laws would probably be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by Stikeman Elliott LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws.

We have filed with the SEC, concurrently with our Registration Statement on Form F-10, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed Puglisi & Associates as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court arising out of, related to, or concerning the offering of Securities under this Prospectus.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers.

The Registrant is subject to the provisions of the Business Corporations Act (British Columbia) (the “Act”).

Under Section 160 of the Act, an individual who:

•	is or was a director or officer of the Registrant,

•	is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of the Registrant, or (ii) at the request of the Registrant, or

•	at the request of the Registrant, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and includes, the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), may be indemnified by the Registrant against a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, a proceeding (an “eligible penalty”) in which, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Registrant or an associated corporation, (a) the eligible party is or may be joined as a party, or (b) the eligible party is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding (“eligible proceeding”) to which the eligible party is or may be liable. Section 160 of the Act also permits the Registrant to pay the expenses actually and reasonably incurred by an eligible party after the final disposition of the eligible proceeding.

Under Section 161 of the Act, the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the Act, the Registrant may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding; provided the Registrant must not make such payments unless it first receives from the eligible party a written undertaking that, if it is ultimately decided that the payment of expenses is prohibited by Section 163, the eligible party will repay the amounts advanced.

Under Section 163 of the Act, the Registrant must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162 of the Act, as the case may be, if any of the following circumstances apply:

•

if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Registrant was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

•

if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Registrant is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

•

if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the Registrant or the associated corporation, as the case may be; or

•

in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of the Registrant or by or on behalf of an associated corporation, the Registrant must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable in respect to the proceeding, or, after the final disposition of an eligible proceeding, pay the expenses of the eligible party under Sections 160, 161 or 162 of the Act in respect of the proceeding.

Under Section 164 of the Act, the Supreme Court of British Columbia may, on application of the Registrant or an eligible party, order the Registrant to indemnify the eligible party or to pay the eligible party’s expenses, despite Sections 160 to 163 of the Act.

The articles of a company may affect its power or obligation to give an indemnity or pay expenses. As indicated above, this is subject to the overriding power of the Supreme Court of British Columbia under Section 164 of the Act.

The foregoing description is qualified in its entirety by reference to the Act.

The Registrant is a party to an indemnity agreement with each director and officer of the Registrant providing that if such director or officer is or was involved in any threatened, pending or completed eligible proceeding by reason of the fact that such director or officer is or was a director or officer of the Registrant, such director or officer will be indemnified and held harmless by the Registrant against all expense, liability and loss reasonably incurred or suffered by such director or officer in connection therewith.

Under the articles of the Registrant, the Registrant may purchase and maintain insurance for the benefit of any eligible party against any liability incurred by such party as a director, officer or person who holds or held an equivalent position.

The Registrant maintains directors’ and officers’ liability insurance. The policies provide a maximum coverage in any one policy year of U.S. $35 million in annual claims (subject to deductibles of U.S. $200,000 to U.S. $500,000 per claim, payable by the Registrant). The primary policy insures (a) the directors and officers of the Registrant against losses arising from claims against them for certain of their actual or alleged wrongful acts (as defined within the insurance policy), (b) the Registrant for payments made pursuant to the Registrant’s indemnification of its directors and officers, and (c) the Registrant when it is directly named in a securities claim. The excess policy insures the directors and officers of the Registrant against losses arising from claims against them for certain of their actual or alleged wrongful acts (as defined within the insurance policy). The premiums for the policies are not allocated between directors and officers as separate groups.

Under the articles of the Registrant, subject to the provisions of the Act, the Registrant must indemnify a director or former director of the Registrant and the heirs and legal personal representatives of all such persons against all eligible penalties to which such person is or may be liable, and the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and officer is deemed to have contracted with the Registrant on the terms of the indemnity contained in the Registrant’s articles. The failure of a director or officer of the Registrant to comply with the Act or the articles of the Registrant does not invalidate any indemnity to which such person is entitled under the Registrant’s articles.

Insofar as indemnification for liabilities arising under the United States Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the United States Securities Act of 1933 and is therefore unenforceable.

EXHIBITS

Exhibit	Description

4.1	Annual information form for the year ended December 31, 2024 (incorporated by reference to Exhibit 99.3 to the Registrant’s Annual Report on Form 40-F for the year ended December 31, 2024, filed with the Commission on March 13, 2025) (File No. 0-53543)

4.2	Audited consolidated financial statements as of December 31, 2024, and 2023 and for the years then ended, together with the notes thereto and the auditor’s reports thereon (incorporated by reference to Exhibit 99.1 to the Registrant’s Annual Report on Form 40-F for the year ended December 31, 2024, filed with the Commission on March 13, 2025) (File No. 0-53543)

4.3	Management’s discussion and analysis of financial conditions and results of operations for the year ended December 31, 2024 (incorporated by reference to the Registrant’s Annual Report on Form 40-F for the year ended December 31, 2024, filed with the Commission on March 13, 2025) (File No. 0-53543)

4.4	Unaudited interim condensed consolidated financial statements for the three months ended March 31, 2025 and 2024 (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K including such document, filed with the Commission on May 6, 2025) (File No. 0-53543)

4.5	Management’s discussion and analysis of financial conditions and results of operations for the three months ended March 31, 2025 (incorporated by reference to Exhibit 99.2 to the Registrant’s Report on Form 6-K including such document, filed with the Commission on May 6, 2025) (File No. 0-53543)

4.4	Management proxy circular prepared in connection with the annual meeting of shareholders to be held on June 4, 2025 (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K, filed with the Commission on April 25, 2025) (File No. 0-53543)

5.1	Consent of KPMG LLP

6.1	Powers of Attorney (included on the signature page of this Registration Statement)

7.1	Form of Indenture

101	Interactive Data File (incorporated by reference from the Registrant’s Annual Report on Form 40-F for the year ended December 31, 2024, as amended, filed with the Commission on March 13, 2025)

107	Filing Fee Table

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process.

(a)	Concurrently with the filing of this Registration Statement, the Registrant has filed with the Commission a written Appointment of Agent for Service of Process and Undertaking on Form F-X.

(b)

Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Burnaby, British Columbia, on June 11, 2025.

BALLARD POWER SYSTEMS INC.

By:	/s/ Randall MacEwen
Name: Randall MacEwen
Title: President and Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints R. Randall MacEwen and Kate Igbalode, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and registration statements filed pursuant to Rule 429 under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Randall MacEwen Randall MacEwen	President, Chief Executive Officer and Director (Principal Executive Officer)	June 11, 2025

/s/ Kate Igbalode Kate Igbalode	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 11, 2025

/s/ Marty Neese Marty Neese	Director	June 11, 2025

/s/ Wenmiao (Michael) Chen Wenmiao (Michael) Chen	Director	June 11, 2025

/s/ Jacqueline Dedo Jacqueline Dedo	Director	June 11, 2025

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/s/ Douglas P. Hayhurst Douglas P. Hayhurst	Director	June 11, 2025

/s/ Hubertus Muehlhaeuser Hubertus Muehlhaeuser	Director	June 11, 2025

/s/ Kathleen A. Bayless Kathleen A. Bayless	Director	June 11, 2025

/s/ Jim Roche Jim Roche	Director and Chair	June 11, 2025

/s/ Janet Patricia Woodruff Janet Patricia Woodruff	Director	June 11, 2025

/s/ Yingbo Wang Yingbo Wang	Director	June 11, 2025

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in its capacity as the duly authorized representative of Ballard Power Systems Inc. in the United States, on June 11, 2025.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director

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